Exhibit 10.23

FOURTH AMENDMENT TO TRANSACTION DOCUMENTS

This FOURTH AMENDMENT TO TRANSACTION DOCUMENTS (this “Amendment”) is made as of the 28th day of November 2014, by and among UBL INTERACTIVE, INC. f/k/a NAME DYNAMICS, INC., a Delaware corporation with its principal place of business at 6701 Carmel Road, Suite 202, Charlotte, NC 28226 (the “Borrower”), ALPHA CAPITAL ANSTALT (“Alpha”), WHALEHAVEN CAPITAL FUND LIMITED (“Whalehaven”) and SABLE RIDGE CAPITAL OPPORTUNITY FUND L.P. (“Sable Ridge”) (each a “Lender” or collectively the “Lenders”).

WHEREAS, Alpha, Whalehaven and the Borrower previously entered into Subscription Agreements dated as of January 27, 2012 (the “January 2012 Purchase Agreements”), and Sable Ridge and the Borrower previously entered into a Subscription Agreement dated as of July 19, 2013 (the “July 2013 Purchase Agreement” and together with the January 2012 Purchase Agreements, the “Purchase Agreements”), which provided for the issuance to each Lender of a Secured Convertible Promissory Note as set forth therein (collectively the “Original Notes”) in the principal aggregate amount of $310,000, and the parties executed certain documents and instruments in connection therewith;

WHEREAS, on November 13, 2012, Whalehaven, Alpha and the Borrower entered into the Amendment to the January 2012 Purchase Agreements, pursuant to which, among other things, (i) the maturity dates of the Original Notes were extended to January 31, 2014, and (ii) each of Whalehaven and Alpha agreed to extend additional credit to the Borrower in the form of an additional Secured Convertible Promissory Note, in the principal amount of $102,500 for an aggregate of $205,000 (each a “November 2012 Note” or collectively the “November 2012 Notes”);

WHEREAS, on July 19, 2013, Whalehaven, Alpha and the Borrower entered into the Second Amendment to the January 2012 Purchase Agreements, pursuant to which, among other things, (i) the maturity dates of the Original Notes and the November 2012 Notes were extended to January 31, 2015, and (ii) each Lender agreed to extend additional credit to the Borrower in the form of an additional Secured Convertible Promissory Note, in the principal amount of $100,000 for an aggregate of $200,000 (each a “July 2013 Note” or collectively the “July 2013 Notes”);

WHEREAS, on October 18, 2013, each Lender entered into the Third Amendment to the Purchase Agreements, pursuant to which, among other things, (i) Whalehaven agreed to extend addition credit to the Borrower equal to $100,000, (ii) Alpha agreed to extend additional credit to the Borrower equal to $130,000, and (iii) Sable Ridge agreed to extend additional credit to the Borrower of $50,000, for an aggregate of $280,000 (each an “October 2013 Note” or collectively the “October 2013 Notes” and together with the Original Notes, the November 2012 Notes and the July 2013 Notes, the “Notes”); and

WHEREAS, to assist the Borrower it its efforts to restructure its balance sheet and refinance its operations, each Lender is willing to agree to certain modifications to the terms of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lenders agree as follows:

SECTION ONE

DEFINITIONS; REPRESENTATIONS

Section 1.1 Terms Defined. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreements or the Notes, as applicable.

Section 1.2 Representations and Warranties. Each of the parties to this Amendment represents and warrants with respect to itself that such party is duly authorized to execute, deliver and perform this Amendment, that this Amendment has been duly executed by such party and that this Amendment is a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

SECTION TWO

AMENDMENTS; ISSUANCE OF WARRANTS

Each of the Lenders and the Borrower has agreed to amend certain provisions of the Purchase Agreements and the Notes as set forth herein.

Section 2.1 Prepayment. Each of the Lenders agrees that the provisions set forth in Article 3.1 of the Notes and Section 7.6 of the Purchase Agreements prohibiting prepayment of the Notes are hereby waived and that the Borrower may prepay the Notes at any time, provided that the Notes are paid off at one time, in full, on or before December 31, 2014, at 105% of the amount owed on the Notes.

Section 2.2 Conversion Rights Suspension. Each of the Lenders agrees that its rights to convert any outstanding and unpaid principal amount of any of the Notes, along with accrued but unpaid interest, set forth in Article 2 of the Notes and Section 7 of the Purchase Agreements are hereby suspended from the date hereof through and including December 31, 2014.

[1] In the event the Qualified Offering consists of more than one offering, the exercise price will be computed on a weighted average basis.

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Section 2.3 Warrant Issuance. In consideration of the Lenders entry into this Amendment, the Borrower has agreed to issue to each of the Lenders warrants (the “Warrant”) to purchase, for cash, shares (the “Warrant Shares”) of the Borrower’s common stock at an exercise price per Warrant Share to be determined. The number of Warrant Shares which may be issued to the Lender and the exercise price[1] thereof shall be determined by reference to one or more public or private offerings of the Borrower’s securities expected to be completed in 2015 resulting in minimum aggregate gross proceeds of $10,000,000 (together, the “Qualified Offering”). The Qualified Offering shall involve the sale of common stock of the Borrower and/or other Borrower securities which are exercisable for or convertible into common stock of the Borrower. The Warrant shall be exercisable for a period of three years from the closing of the Qualified Offering. The Lender shall receive 30% Warrant coverage tied to the principal amount of Notes purchased by the Lender. The number of Warrants and the number of Warrant Shares issuable to the Lender thereunder will be based on the price at which Borrower common stock issued in the Qualified Offering is sold or, if the Qualified Offering does not directly include the sale of common stock, the price at which such other Borrower securities sold in the Qualified Offering are exercisable or convertible into common stock. By way of example, if the Qualified Offering includes the sale of Borrower common stock at a price of $2.00 per share, on an investment of $100,000 in principal amount of Notes the Lender shall receive 15,000 Warrants exercisable for the purchase of 15,000 Warrant Shares. The initial exercise price of the Warrants will be set at 90% of the price at which the Borrower’s common stock is sold in the Qualified Offering (or where applicable, at 90% of the exercise or conversion price for the other securities sold in the Qualified Offering). Based upon the $2.00 price for common stock sold in the Qualified Offering in the example above, the Warrant exercise price would be 90% of $2.00 or $1.80 per share. In the event that the Qualified Offering does not close on or prior to December 31, 2015, the initial exercise price of the Warrants will be calculated based on the price at which the common stock (or exercise or conversion price for other securities) of the Borrower is sold in the Borrower’s most recent financing prior to December 31, 2015.

SECTION THREE

CLOSING CONDITIONS

Section 3.1 Closing Conditions. The obligations of the Lenders hereunder are subject to fulfillment of the following conditions precedent:

(A) Amendment Documents. The Borrower shall execute and deliver to each of the Lenders this Amendment and the Warrants (the “Amendment Documents”) within 5 business days of the date of this Agreement.

SECTION FOUR

MISCELLANEOUS

Section 4.1 Transaction Documents. The Borrower shall deliver this Amendment, and all other Amendment Documents to the Lenders, and these documents shall be included in the term “Transaction Documents” in the Purchase Agreements.

Section 4.2 Future References. All references to the Purchase Agreements and the other Transaction Documents shall hereinafter refer to such agreements as amended hereby.

Section 4.3 Continuing Effect. The provisions of the Transaction Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

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Section 4.4 General. This Amendment may be executed in several counterparts by the Borrower and each of the Lenders, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment. This Amendment shall be governed by the laws of the State of New York, without regard to the conflict of law provisions thereof.

Section 4.5 Not a Group. The Borrower acknowledges that the Lenders are not acting in concert or as group and the Borrower has presented this Amendment to the lenders for their execution for the convenience of the Borrower.

Section 4.6 Tacking. The Borrower acknowledges that this Amendment shall not change the holding period for Rule 144 purposes for any security of the Borrower currently held by any of the Lenders.

[Signature page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Purchase Agreement to be executed as of the date first above written.

BORROWER:

UBL INTeractive, inc.

By:	/s/ Doyal Bryant
Name:	Doyal Bryant
Title:	CEO

LENDERS:

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackermann
Name:	Konrad Ackermann
Title:	Dieector

WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Michael Finkelstein
Name:	Michael Finkelstein
Title:	President

SABLE RIDGE CAPITAL OPPORTUNITY FUND L.P.

By:	/s/ Eric Weisblum
Name:	Eric Weisblum
Title:	President

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